Exhibit 8.3

20 September, 2019

By Email

Opera Limited

Maples Corporate Services Limited,

PO Box 309, Ugland House,

Grand Cayman, KY1-1104,

Cayman Islands

LEGAL OPINION

Dear Sirs

RE: Offering of American Depositary Shares Representing Ordinary Shares of Opera Limited

We are qualified lawyers of the Kingdom of Norway (“Norway”) and, as such, are qualified to issue this opinion on the laws and regulations of Norway.

1	Purpose

We act as the Norwegian Counsel to Opera Limited (the “Issuer”), a company incorporated under the laws of the Cayman Islands, and this opinion is delivered to you solely for your benefit in connection with (i) the proposed offering (the “Offering”) of American depositary shares (the “ADSs”), each ADS representing two ordinary shares of the Issuer, by the Issuer as set forth in the Issuer’s prospectus supplement dated September 20, 2019, and the accompanying base prospectus which form a part of a registration statement on Form F-3 (the “Registration Statement”, which term does not include any exhibits thereto) originally filed by the Company under the United States Securities Act of 1933 with the United States Securities and Exchange Commission on September 10, 2019, as amended, in relation to the Offering.

2	Definitions

As used in this opinion:

“Norwegian laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, circulars, notifications, judicial interpretations and subordinate legislations of Norway currently in effect.

3	SCOPE OF OPINION

3.1

We express no opinion on the laws of any jurisdiction other than Norway. This Letter and the opinions set out hereunder is to be governed by and construed in accordance with the laws of Norway and is given on the basis of the current laws in Norway.

3.2

This Letter is being addressed to the Company in relation to the Listing at their request subject to the condition that nothing in this Letter shall be seen in any way as giving rise to a solicitor-client relationship between ourselves and any other party and upon which they may act (other than the Company and the Operating Company).

3.3

This Letter may only be relied upon by the Company but may be: (i) provided to the extent required by law or regulation, to the relevant governmental or regulatory authorities; (ii) shared with the respective affiliates and legal advisors of the Company; and (iii) extracted and referred in the documents related to the Listing, including but not limited to any document that may be posted publicly (“Public Documents”) provided that, in each case, that this opinion shall not be relied upon by any recipient of this Letter other than the Company. This Letter may not, without our prior written consent, be relied on by any other person or for any other purpose.

3.4

To the extent permitted by applicable law and regulation, the Company may rely on this opinion only on condition that any recourse to us in respect of the matters addressed in this opinion is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consist of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but exclude any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. Our aggregate liability under this legal opinion shall in no event exceed the total net fee in connection with the Listing. We accept no liability in respect of this opinion to any person other than the addressees. This opinion is governed by our standard terms of business, attached hereto.

3.5

The opinions given herein are as of the date hereof, and we assume no obligation to update or supplement this Letter to reflect any facts or circumstances which may hereafter come to our attention or to any changes in law which may occur.

3.6

We express no opinion on the laws of any jurisdiction other than Norway. We have made no investigation of the laws of any other jurisdiction as a basis for this opinion and do not purport to express or imply any opinion thereon. No opinion is expressed as to matters of fact or commercial matters.

4	OPINION

Based on the foregoing and subject to the qualifications set out herein, our views follow below:

All statements set forth in the Registration Statement under the captions “Taxation”, in each case insofar as such statements describe or summarize Norwegian Laws or proceedings referred to therein, are true and accurate in all material respects.

* * * *

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

Wikborg Rein Advokatfirma AS

/s/ Wikborg Rein Advokatfirma AS

Appendix: Standard terms of business

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